Exhibit 99.1

      ALIGN TECHNOLOGY, INC. ANNOUNCES Q4 2006 AND FISCAL YEAR 2006 RESULTS

     * 4th Quarter Total Revenues Grew 8% to $55.2 Million

     * Fiscal 2006 Total Revenues of $206.4 Million; GAAP Net Loss of $35.0 Million, or $0.55 per share

     * Excluding One-Time Items and Stock-Based Compensation, Fiscal Year 2006 non-GAAP Net Loss of $11.7 Million, or $0.19 per share

     * Case Shipments Increased 22% Year Over Year

     * 2007 Revenues Expected Between $240.0-255.0 Million

    SANTA CLARA, Calif., Jan. 30 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the fourth quarter and full year of 2006. Total revenues for the fourth quarter of 2006 were $55.2 million, compared to $51.2 million in the fourth quarter of 2005, an increase of 7.9 percent. For fiscal year 2006, Align reported revenues of $206.4 million, compared to $207.1 million for fiscal year 2005, a decrease of 0.4 percent.

    "2006 was eventful and productive," stated Thomas M. Prescott, President and CEO of Align Technology. "We resolved our legal disputes with OrthoClear and refocused our efforts on product development, customer service and market expansion. Overall, we shipped a record number of cases and our base of doctors grew tremendously. We expect 2007 to be the year we restage growth, introduce products that meet the unique needs of the Orthodontists and GPs and continue our path to profitability."

    Revenue Analysis

    Revenue was $55.2 million for the fourth quarter, an increase of 7.9% from the fourth quarter of 2005, and $206.4 million for the year ended December 31, 2006, a decrease of 0.4% over the prior year. In the fourth quarter, revenue per channel was:

    * $17.4 million for U.S. Ortho, including $2.0 million for Invisalign
      Express;

    * $24.5 million for U.S. GP, including $2.9 million for Invisalign
      Express;

    * $9.6 million for International; and

    * $3.7 million for Other.

    Key metrics include:

    * 3,700 U.S. Orthos, 9,000 U.S. GPs, and 2,100 International doctors submitted cases in the fourth quarter. Also in the fourth quarter, cases were shipped to 3,400 U.S. Orthos, 7,900 U.S. GPs and 1,900
      International doctors.

    * Utilization in the fourth quarter of 2006 was 4.2 for U.S. Orthos, 2.4 for U.S. GPs, and 2.9 for International. Utilization in the ortho channel declined because a large number of doctors, who had not started cases in the previous year, started new Invisalign cases in the fourth quarter. Utilization was flat in the U.S. GP channel and slightly up in international.

    * In the fourth quarter, worldwide average selling price (ASP) for Invisalign was $1,320. Excluding Invisalign Express, worldwide ASP was $1,445.

    * Total number of cases shipped in fiscal year 2006 increased 22% to 150,100. Included in this were 36,600 Invisalign Express cases.

    * Doctors trained worldwide in fiscal year 2006 increased by 5,000, including 3,800 U.S. GP dentists, to a cumulative total of 40,800.

    * Since product inception, 28,700 doctors worldwide have used Invisalign:
      6,200 U.S. Orthos; 17,200 U.S. GPs; and 5,300 International doctors. 84 percent of these doctors have started more than one case.

    A full list of quarterly metrics is available in the Fact Sheet following the financial tables of this release. Additionally, quarterly metric information for the last 8 quarters is available on Align's website at investor.aligntech.com.

    Operating results reflect stock-based compensation expense of $2.2 million for Q4 and $8.9 million for full year 2006 due to the implementation of FAS 123( R ) in the first quarter of 2006. It also reflects $14.3 million of one- time costs incurred from our agreement with OrthoClear including settlement costs and costs associated with the Patients First Program. These items have been excluded in the non-GAAP financials. A reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP results and outlook is contained in the tables below.

    Fourth Quarter 2006 Operating Results

    Key GAAP operating results for the fourth quarter of 2006 include:

    * Gross margin was 68.8 percent, compared to 67.3 percent in the fourth quarter 2005.

    * Operating expenses were $56.1 million, compared to $33.8 million in the fourth quarter 2005. Operating expense in the fourth quarter 2006 includes a one-time charge of $14.3 million. This includes $6.0 million in settlement costs related to the $20 million paid to OrthoClear ($14.0 million was capitalized and will be amortized over 5 years) and $8.3 million for the cost of completing the Patients First Program cases.

    * Net loss was $17.3 million, compared to a net profit of $528,000 in the fourth quarter 2005.

    * Net loss per share was $0.27, compared to EPS of $0.01 in the fourth quarter 2005.

    Key non-GAAP operating results for the fourth quarter of 2006 include:

    * Gross margin was 69.2 percent, compared to 67.3 percent in the fourth quarter 2005.

    * Operating expenses were $39.7 million, compared to $33.8 million in the fourth quarter 2005.

    * Net loss was $764,000, compared to a net profit of $528,000 in the fourth quarter 2005.

    * Net loss per share was $0.01, compared to EPS of $0.01 in the fourth quarter 2005.

    Full Year 2006 Operating Results

    Key GAAP operating results for the full year 2006 include:

    * Gross margin was 68.6 percent, compared to 69.2 percent in 2005.

    * Operating expenses were $179.1 million, compared to $140.9 million in 2005. Operating expenses include a one-time charge for the Patients First Program and settlement costs taken in the fourth quarter 2006 as described above. 2006 operating expense also includes $19.6 million of legal and other OrthoClear-related expenses.

    * Net loss was $35.0 million, compared to a net profit of $1.4 million in 2005.

    * Net loss per share was $0.55, compared to EPS of $0.02 in 2005.

    Key non-GAAP operating results for the full year 2006 include:

    * Gross margin was 68.9 percent, compared to 69.2 percent in 2005.

    * Operating expenses were $156.6 million, compared to $140.9 million in 2005.

    * Net loss was $11.7 million, compared to a net profit of $1.4 million in 2005.

    * Net loss per share was $0.19, compared to EPS of $0.02 in 2005.

    Liquidity and Capital Resources

    As of December 31, 2006, Align had $64.1 million in cash, cash equivalents, marketable securities and restricted cash, compared to $74.4 million as of December 31, 2005. In the third quarter 2006, Align borrowed $15.0 million from its credit facility. $11.5 million remains outstanding.

    Patients First Program Update

    As of December 31, 2006, of the 30,500 registered cases, 19,000 completed treatment forms have been received and 3,600 cases were shipped.

    Business Outlook for the First Quarter 2007 and Full Year 2007

    For the first quarter 2007, Align Technology expects revenues between $56.8 and $59.8 million and GAAP earnings/loss per share between ($0.02) and $0.00. Non-GAAP EPS is expected to be between $0.02 and $0.04.

    For the fiscal year 2007, Align Technology expects revenues between $240.0 and $255.0 million and GAAP earnings/loss per share between ($0.04) and $0.07. Non-GAAP EPS for fiscal year 2007 is expected to be between $0.15 and $0.27.

    A more comprehensive business outlook section, including a reconciliation of GAAP to Non-GAAP financial measures, is available following the financial tables of this release.

    Align Webcast and Conference Call

    Align Technology will host a webcast and conference call today, January 30, 2007 at 10:00 a.m. EST, 7:00 a.m. PST, to review the fourth quarter and fiscal year 2006 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com . To access the conference call, please dial (201) 689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available through 5:30 p.m. EDT on January 29, 2008. Additionally, a telephonic replay of the call can be accessed by dialing (877) 660-6853 with account number 292 followed by # and conference number 227475 followed by #. The replay may be accessed from international locations by dialing (201) 612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EDT on February 13, 2007.

    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    About non-GAAP Financial Measures

    To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, profit (loss) from operations, net profit (loss) and certain expenses (including sales and marketing, general and administrative and research and development), which exclude stock-based compensation and the Patients First Program and settlement costs. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations" and "Business Outlook" included at the end of this release.

    We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenses and expenditures that may not be indicative of our operating performance including not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent or one-time in nature, such as the Patients First Program and settlement costs. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to help them analyze the health of our business.

    Forward-Looking Statement

    This news release, including the tables below, contain forward-looking statements, including statements regarding Align's anticipated financial results and certain business metrics for the first quarter and full year of 2007, including anticipated percentage of revenue by channel, case shipments and average selling prices, and statements by Mr. Prescott regarding introduction of new products and anticipated return to profitability in fiscal 2007. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, including expenses related to the OrthoClear settlement, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel, including members of its direct sales force. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

    Investor Relations Contact:      Press Contact:
    Barbara Domingo                  Shannon Henderson
    Align Technology, Inc.           Ethos Communications, Inc.
    (408) 470-1000                   (678) 540-9222
    investorinfo@aligntech.com       align@ethoscommunication.com

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                            Three Months Ended                Year Ended
                                        ---------------------------   ---------------------------
(in thousands, except                     Dec. 31,       Dec. 31,       Dec. 31,       Dec. 31,
 per share data)                            2006           2005           2006           2005
-------------------------------------   ------------   ------------   ------------   ------------
Revenues                                $     55,191   $     51,164   $    206,354   $    207,125

Cost of revenues                              17,197         16,711         64,775         63,784

Gross profit                                  37,994         34,453        141,579        143,341

Operating expenses:

Sales and marketing                           22,121         18,570         81,993         80,068
General and administrative                    14,649         11,293         64,305         42,242
Research and development                       4,948          3,927         18,474         18,585
Patients First Program and
 settlement costs                             14,343             --         14,343             --

Total operating expenses                      56,061         33,790        179,115        140,895

Profit (Loss) from operations                (18,067)           663        (37,536)         2,446

Interest and other income, net                 1,008            255          3,401            283
Provision for income taxes                      (210)          (390)          (828)        (1,316)

Net profit (loss)                       $    (17,269)  $        528   $    (34,963)  $      1,413

Net profit (loss) per share
  - basic                               $      (0.27)  $       0.01   $      (0.55)  $       0.02
  - diluted                             $      (0.27)  $       0.01   $      (0.55)  $       0.02

Shares used in computing net profit
 (loss) per share
  - basic                                     64,252         62,045         63,246         61,644
  - diluted                                   64,252         63,247         63,246         63,152

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                        December 31,   December 31,
(in thousands)                              2006           2005
-------------------------------------   ------------   ------------
               ASSETS
Current assets:
Cash and cash equivalents               $     55,113   $     74,219
Restricted cash                                   93            150
Marketable securities, short-term              8,931              -
Accounts receivable, net                      33,635         29,305
Inventories, net                               3,090          2,930
Other current assets                           7,227          4,982
   Total current assets                      108,089        111,586

Property and equipment, net                   26,904         26,427
Goodwill and intangible assets, net           14,303          1,296
Other long-term assets                         2,262          2,801

     Total assets                       $    151,558   $    142,110

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit                          $     11,500   $         --
Accounts payable                               5,034          2,489
Accrued liabilities                           40,307         29,372
Deferred revenue                              10,942         16,747
   Total current liabilities                  67,783         48,608

Other long term liabilities                      219             64

    Total liabilities                         68,002         48,672

Total stockholders' equity                    83,556         93,438

     Total liabilities and
      stockholders' equity              $    151,558   $    142,110

    ALIGN TECHNOLOGY, INC.
    RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)

                                              Three Months Ended                             Three Months Ended
                                               December 31, 2006                              December 31, 2005
                                  --------------------------------------------   ------------------------------------------
(in thousands, except                                                 Non                                          Non
 per share data)                    Reported     Adjustments          GAAP         Reported     Adjustments        GAAP
-------------------------------   ------------   ------------     ------------   ------------   ------------   ------------
Revenues                          $     55,191   $         --     $     55,191   $     51,164   $         --   $     51,164

Cost of revenues                        17,197           (185)(a)       17,012         16,711             --         16,711

Gross profit                            37,994            185           38,179         34,453             --         34,453

Operating expenses:

Sales and marketing                     22,121           (737)(a)       21,384         18,570             --         18,570
General and
 administrative                         14,649           (922)(a)       13,727         11,293             --         11,293
Research and
 development                             4,948           (318)(a)        4,630          3,927             --          3,927
Patients First
 Program and
 settlement costs                       14,343        (14,343)              --             --             --             --

Total operating
 expenses                               56,061        (16,320)          39,741         33,790             --         33,790

Profit (Loss) from
 operations                            (18,067)        16,505           (1,562)           663             --            663

Interest and other
 income, net                             1,008             --            1,008            255             --            255
Provision for income
 taxes                                    (210)            --             (210)          (390)            --           (390)

Net profit (loss)                 $    (17,269)  $     16,505     $       (764)  $        528   $         --   $        528

Net profit (loss)
 per share
  - basic                         $      (0.27)                   $      (0.01)  $       0.01                  $       0.01
  - diluted                       $      (0.27)                   $      (0.01)  $       0.01                  $       0.01

Shares used in
 computing net
 profit (loss)
 per share
  - basic                               64,252                          64,252         62,045                        62,045
  - diluted                             64,252                          64,252         63,247                        63,247

(a) Non cash stock-based compensation included in cost of sales and operating expenses.

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF
 OPERATIONS
(unaudited)

                                                  Year Ended                                     Year Ended
                                               December 31, 2006                              December 31, 2005
                                  --------------------------------------------   --------------------------------------------
(in thousands, except                                                 Non                                            Non
 per share data)                    Reported     Adjustments          GAAP         Reported     Adjustments          GAAP
-------------------------------   ------------   ------------     ------------   ------------   ------------     ------------
Revenues                          $    206,354   $         --     $    206,354   $      207,1   $         --     $    207,125

Cost of revenues                        64,775           (700)(a)       64,075         63,784             --           63,784

Gross profit                           141,579            700          142,279        143,341             --          143,341

Operating expenses:

Sales and
 marketing                              81,993         (2,862)(a)       79,131         80,068             (6)(a)       80,062
General and
 administrative                         64,305         (4,054)(a)       60,251         42,242             (6)(a)       42,236
Research and
 development                            18,474         (1,294)(a)       17,180         18,585             --           18,585
Patients First
 Program and
 settlement costs                       14,343        (14,343)              --             --             --               --

Total operating
 expenses                              179,115        (22,553)         156,562        140,895            (12)         140,883

Profit (Loss) from
 operations                            (37,536)        23,253          (14,283)         2,446             12            2,458

Interest and other
 income, net                             3,401             --            3,401            283             --              283
Provision for income
 taxes                                    (828)            --             (828)        (1,316)            --           (1,316)

Net profit
 (loss)                           $    (34,963)  $     23,253     $    (11,710)  $      1,413   $         12     $      1,425

Net profit (loss)
 per share
  - basic                         $      (0.55)                   $      (0.19)  $       0.02                    $       0.02
  - diluted                       $      (0.55)                   $      (0.19)  $       0.02                    $       0.02

Shares used in
 computing net
 profit (loss)
 per share
  - basic                               63,246                          63,246         61,644                          61,644
  - diluted                             63,246                          63,246         63,152                          63,152

(a) Non cash stock-based compensation included in cost of sales and operating expenses

ALIGN TECHNOLOGY, INC.
FACT SHEET

    The following information highlights business metrics for Align's fourth quarter of 2006. For prior quarter information, please refer to the Investor Relations website at http://investor.aligntech.com .

(rounded to the nearest hundred, except in utilization, ASPs and percentage amounts)

Cases Delivered                             4Q 2006
----------------------------------------   ----------
U.S. Orthodontists - Full                      11,700
U.S. Orthodontists - Invisalign Express         2,700
U.S. GP dentists - Full                        15,100
U.S. GP dentists - Invisalign Express           4,000
International - Full                            5,400
International - Invisalign Express                100
Total Cases Delivered                          39,000

Patients First Program Information          4Q 2006
----------------------------------------   ----------
Final number of OC Cases                       33,100
Cases registered                               30,500
Completed treatment forms received             19,000
Cases shipped                                   3,600

                                                        Cumulative
Doctors Trained                             4Q 2006       Total
----------------------------------------   ----------   ----------
U.S. Orthodontists                                 --        8,000
U.S. GP dentists                                1,300       22,000
International                                     400       10,800
Total Doctors Trained                           1,700       40,800

Submitting Doctors                          4Q 2006
----------------------------------------   ----------
U.S. Orthodontists                              3,700
U.S. GP dentists                                9,000
International                                   2,100
Total Submitting Doctors                       14,800

Doctors Cases Are Shipped To                4Q 2006
----------------------------------------   ----------
U.S. Orthodontists                              3,400
U.S. GP dentists                                7,900
International                                   1,900
Total Submitting Doctors                       13,200

                                             Since
Doctors Starting Invisalign Treatment      Inception
----------------------------------------   ----------
U.S. Orthodontists                              6,200
U.S. GP dentists                               17,200
International                                   5,300
Total Doctors Starting Invisalign
 Treatment                                     28,700

                                             Since
% of Multiple-Case Doctors                 Inception
----------------------------------------   ----------
U.S. Orthodontists                                 88%
U.S. GP dentists                                   86%
International                                      73%
Total Worldwide                                    84%

Doctor Utilization*                         4Q 2006
----------------------------------------   ----------
U.S. Orthodontists                                4.2
U.S. GP dentists                                  2.4
International                                     2.9

*   Doctor Utilization = # of cases / # of doctors cases are shipped to

Blended ASP incl. Invisalign Express        4Q 2006
----------------------------------------   ----------
U.S. Orthodontists                              1,215
U.S. GP dentists                                1,285
International                                   1,725
Total Worldwide ASP                             1,320

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

    The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials (including reconciliation of GAAP to non-GAAP
 financial measures)
(in millions, except per share amounts and percentages)

                                                     1Q 2007
                              -----------------------------------------------------
                                   GAAP           Adjustment           Non-GAAP
                              ---------------   ---------------     ---------------
Revenue                            $56.8-59.8                            $56.8-59.8
Gross Margin                        69.3-70.2%          0.3-0.4%          69.6-70.6%
Operating Expense                  $40.5-42.2          $2.3-2.6 (a)      $38.2-39.6
Net Profit (Loss)                 ($1.2)-$0.1          $2.5-2.8 (a)        $1.3-2.9
Net Profit (Loss) per Share     ($0.02)-$0.00             $0.04 (a)      $0.02-0.04

                                                  FY 2007
                              -----------------------------------------------------
                                   GAAP           Adjustment           Non-GAAP
                              ---------------   ---------------     ---------------
Revenue                          $240.0-255.0                          $240.0-255.0
Gross Margin                        68.7-70.1%             0.50%(a)       69.2-70.6%
Operating Expense                $167.9-175.5        $11.6-12.5 (a)    $156.3-163.0
Net Profit (Loss)                 ($2.7)-$4.5        $12.7-13.7 (a)      $10.0-18.2
Net Profit (Loss) per Share     ($0.04)-$0.07        $0.19-0.20 (a)      $0.15-0.27

(a) Non cash stock-based compensation included in cost of sales and operating expenses

Business Metrics                      1Q 2007           FY 2007
-------------------------------   ---------------   ---------------
Channel as a % of Revenue
  U.S. Orthodontists - Full                    30%               31%
  U.S. GP Dentists - Full                      41%               39%
  International                                15%               14%
  Invisalign Express                            9%               12%
Case Shipments                         41.6-43.5K      182.7-190.0K
Blended ASP, excl Express           $1,425-$1,440     $1,410-$1,425
Blended ASP, incl Express           $1,305-$1,315     $1,260-$1,280
Cash                                                    $54.0-58.0M
DSO                                                        ~55 days
Capex                                                   $12.0-14.0M
Depreciation & Amortization                             $13.0-14.0M

SOURCE  Align Technology, Inc.
    -0-                             01/30/2007
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1000, or investorinfo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-540-9222, or align@ethoscommunication.com, for Align/
    /Web site:  http://www.invisalign.com /
    (ALGN)